UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2025
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(604) 630-1428
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01. Other Events.

On May 20, 2025, D-Wave Quantum Inc. (“D-Wave”) announced the general availability of its Advantage2TM quantum computing system, a powerful and energy-efficient annealing quantum computer capable of solving computationally complex problems beyond the reach of classical computers. Featuring D-Wave’s most advanced quantum processor to date, the Advantage2 system is commercial-grade, and built to address real-world use cases in areas such as optimization, materials simulation and artificial intelligence (AI). The Advantage2 system’s benefits include increased qubit connectivity for embedding more complex problems, higher energy scale and lower noise for higher-quality solutions, greater coherence for faster time-to-solution, energy-efficient processing power, the fast anneal feature, and hybrid solver integration.

Customers can now access the Advantage2 system via D-Wave’s LeapTM real-time quantum cloud service, which is available in more than 40 countries and offers 99.9% availability and uptime, sub-second response times and SOC 2 Type 2 compliance to meet enterprise needs and security requirements. For hyperscalers and supercomputing centers that want to integrate quantum computing into their infrastructure, the Advantage2 system is also available to purchase for on-premises ownership.

According to D-Wave’s CEO, Dr. Alan Baratz, this marks a significant milestone not just for D-Wave, but for the quantum computing industry as a whole, as D-Wave brings to market its sixth-generation quantum computer, which is so powerful that it can solve hard problems outside the reach of one of the world’s largest exascale GPU-based classical supercomputers. Dr. Baratz maintains that the Advantage2 system is an engineering marvel, with substantial technical advancements that highlight D-Wave’s progress in scaling quantum technology to meet industry demands for growing computational processing power while maintaining energy efficiency. D-Wave is helping customers realize value from quantum computing right now, and Dr. Baratz states that the Advantage2 system represents a remarkable achievement in delivering on that mission.

D-Wave continues to expand its fleet of annealing quantum computers hosted around the world. The forthcoming Advantage2 system hosted on-premises at Davidson Technologies is intended to serve as a focal point for national security-focused quantum research. Also, the system currently located at the Jülich Supercomputing Centre (JSC) at Forschungszentrum Jülich (FZJ) will be upgraded to an Advantage2 system and is expected to connect with the JUPITER supercomputer, Europe’s first and only exascale High-Performance Computer (HPC), to facilitate breakthroughs in artificial intelligence and quantum optimization applications.

Forward-Looking Statements

Certain statements in this report are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of D-Wave’s most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of D-Wave’s Quarterly Reports on Form 10-Q and in D-Wave’s other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this report in making an investment decision, which are based on information available to D-Wave on the date hereof. D-Wave undertakes no duty to update this information unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated May 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2025	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer